Datasheet: Fourth Quarter & Fiscal 2012

March.18.2013

dts®

Company Overview

DTS is a premier audio solutions provider for high-definition entertainment experiences—anytime, anywhere, on any device. DTS' audio solutions enable delivery and playback of clear, compelling high-definition audio which is incorporated by hundreds of licensee customers around the world, into an array of consumer electronic devices. From a renowned legacy as a pioneer in high definition multi-channel audio, DTS became a mandatory audio format in the Blu-ray Disc standard and is now increasingly deployed in enabling digital delivery of compelling movies, music, games and other forms of digital entertainment to a growing array of network-connected consumer devices. DTS technology is in car audio systems, digital media players, DVD players, game consoles, home theaters, PCs, set-top boxes, smart phones, surround music content and every device capable of playing Blu-ray discs. Founded in 1993, DTS' corporate headquarters are located in Calabasas, California with its licensing operations headquartered in Limerick, Ireland. DTS also has offices in Los Gatos and Santa Ana, California, Washington, China, France, Hong Kong, Japan, Singapore, South Korea, Taiwan and the United Kingdom.

Fundamentals (as of March 15, 2013)

Stock Symbol (NASDAQ): DTSI

Price: $18.55

52-Wk Range: $13.90 to $32.00

Market Capitalization: $343M

2012 Revenue by Market



Other
Home AV
Network Connected
Blu-ray
Automotive

Industry Growth Projections



2,500
2,000
1,500
1,000
500
0
(Millions of Units)
5 Year CAGR
Estimated 2012 DTS Mkt Share
Soundbars 53% >10%
Automotive 6% ~10%
Connected TVs 20% <60%
Tablets 23% <5%
Smartphones 15% <5%
2012
2017

Source: CEA, IDC, IHS iSupply, IHS Screen Digest, IMS, JEITA

2013 Revenue Outlook Assumptions

- >40% of revenue to come from Network-Connected Markets
- ~25% of revenue to come from Blu-ray
- 10 to 15% of revenue to come from Automotive
- ~15% of revenue to come from Home AV

Key Financial Metrics

	2013 Outlook		2012		2011	
	GAAP	Non-GAAP*	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$140M to $146M		$100.6M		$96.9M	
Gross Margins		High 90's	96%	100%	99%	100%
Operating Margin	3% to 6%	21% to 25%	(8%)	24%	31%	42%
Tax Rate	Upper 30's		(93%)		39%	
Earnings Per Share	$0.22 to $0.31	$1.05 to $1.20	($0.91)	$0.24	$1.04	$1.40
Cash Flow from Operations			$14.8M		$24.2M	
Stock-Based Compensation	$13M to $15M		$11.3M		$9.3M	
Acquisition Costs			$15.7M			
Amortization of Intangible Assets	$12M to $13M		$4.8M		$1.4M	
Capital Expenditures			$4.2M		$3.1M	
Weighted Shares Outstanding	18.5M		17,446	17,790	17,575	

	Q4 2012		Q4 2011	
	GAAP	Non-GAAP*	GAAP	Non-GAAP*
Revenue	$29.8M		$29M	
Gross Margins	94%	100%	99%	100%
Operating Margins	(7%)	26%	40%	50%
Tax Rate	96%		40%	
Earnings Per Share	($0.01)	$0.31	$0.42	$0.52
Cash Flow from Operations	($2.5M)		$9.7M	
Stock-Based Compensation	$3.0M		$2.5M	
Acquisition Costs	$4.8M			
Amortization of Intangible Assets	$2.0M		$0.4M	
Weighted Shares Outstanding	18,467	18,697	17,004	

*Excludes stock-based compensation costs, amortization of intangible assets and acquisition costs, as applicable. Also excludes their related tax effects for earnings per share. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules included in the revised earnings release and on the Investor Relations section of our website and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes, and should not be regarded as a replacement for (or superior to) corresponding, similarly captioned, GAAP measures.

Datasheet: Fourth Quarter & Fiscal 2012

March.18.2013

DTS Management Team

- Jon Kirchner, Chairman & Chief Executive Officer
- Mel Flanigan, EVP & Chief Financial Officer
- Brian Towne, EVP & Chief Operating Officer
- Fred Kitson, EVP & Chief Technology Officer
- Blake Welcher, EVP & General Counsel
- Patrick Watson, EVP Corporate Strategy & Development
- Kris Graves, SVP Human Resources

Play-Fi: Simplifying The Audio Experience


Stream to every room from phones, tablets and pcs.
Bedroom
Kitchen & Living Room
Office

- Wireless solution initially for Android and Windows PC platforms, long-term expectation for a platform agnostic solution
- Addresses multi-billion dollar potential market for connected device speaker systems
- Simple speaker set-up & flexible audio source set-up

Licensing Model

- Semiconductor manufacturers embed technology
- CE manufacturers pay royalty to use DTS technology and marks upon manufacture
- Inclusion in key industry standards:
  - Mandatory: Blu-ray
  - Optional: DVD
  - Optional: Digital Video Broadcast (DVB)
  - Optional: Digital Living Network Alliance
  - Optional: Digital Entertainment Content Ecosystem

Recent Developments

- DTS Headphone:X™ debuts at CES 2013 - a game-changing technology that is designed to create an immersive, multi-dimensional sound experience using only a pair of standard headphones
- Qualcomm Technologies' Snapdragon 800 series with DTS Headphone:X™ to be available in the second half of 2013
- Samsung to incorporate DTS Studio Sound, Premium Sound and Premium Sound 5.1 technology suites into their 2013 Smart TV line-up
- Asustek to include DTS Play-Fi™ Windows™ drivers in their PC products providing factory-integrated Whole-Home Wi-Fi audio streaming from Windows™ PCs
- S Mobility, one of India's fastest growing mobile device companies, to incorporate DTS Sound into its latest Spice-branded smartphones

DTS Premium Global Brand

- Over 400 product manufacturers and integrated circuit licensees to date
- Fully "lossless" audio for the most demanding applications
- A constant catalyst for higher fidelity entertainment experiences
- Delivering complete solutions for a connected world
  - Best-in-class end-to-end audio solutions
  - Global customer service and support
  - Deep network of industry relationships—DTS is a trusted partner

Trends Driving Digital Media & Connected Devices

- Consumers expect simplicity, function and low cost.
- Sound Matters. Consumers and manufacturers alike are increasingly recognizing that sound quality is a critical product differentiator for on-the-go entertainment.
- Consumers are increasingly looking for transportability of their entertainment. Increasingly, content must be capable of being played anywhere, any time, on any device. As such, devices must be able to play content that originated from any source and in any format.
- Blu-ray is the gold-standard for quality and we believe it will remain relevant within video entertainment as the demand for high-end, higher resolution content continues to increase. Blu-ray disc sales were up 10% in 2012 and the catalog of titles continues to increase rapidly.

Investor Relations Contacts

Anne McGuinness| DTS | 818.436.1036 | investor@dts.com | www.dts.com

John Christiansen | Sard Verbinnen & Co. I 415.618.8750 | jchristiansen@sardverb.com

This datasheet contains statements that are forward-looking in nature, including all statements regarding DTS's fiscal 2012 and 2013 outlook and performance (which are as of March 18, 2013), and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. Certain of these and other risks are set forth in more detail in "Part 1 Item 1A. Risk Factors" in DTS' Form 10-Kfor the quarter ended December 31, 2012. DTS does not assume any responsibility to update or revise any such forward-looking statements should circumstances change.